Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2008, with respect to the financial statements of Home Bank included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-151492) and related Prospectus of Home Bancorp, Inc. for the registration of approximately 9,000,000 shares of its common stock.

/s/ Ernst & Young LLP

New Orleans, Louisiana

August 7, 2008